Exhibit 5(m)

FORM OF APPLICATION

Home Office:	Cedar Rapids, IA
Mailing Address: Telephone:	Transamerica Life Insurance Company 4333 Edgewood Road NE, Cedar Rapids, IA 52499 (800) 525-6205

For Applicants in AZ - Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for any reason you are not satisfied with the contract, you may return it within thirty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any amounts allocated to any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

1. PRODUCT INFORMATION

Product (select only one option): ❑ Extra ❑ Freedom ❑ Landmark ❑ Liberty

❑ Non-Qualified	Qualified:
	❑ Custodial IRA	❑ Inherited IRA	❑ Roth IRA ❑ SEP IRA
	❑ Simple IRA	❑ Traditional IRA	❑ Other:

Signed at:
State

2. OWNER INFORMATION

Type of Owner:	❑ Custodian	❑ Guardianship	❑ Individual	❑ Trust (1)	❑ UGMA / UTMA
❑ Corporate ❑ Individual

Complete Legal Name:

Residential Address:*	City, State, Zip:
Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:
Telephone:	E-mail Address:

Gender:	❑ Male	Citizenship: ❑ U.S. Citizen ❑ Non-U.S.Citizen (Country of Citizenship: )
	❑ Female	Please Choose: ❑ Resident Alien ❑ Non-Resident Alien

3. JOINT OWNER INFORMATION (if applicable)

Relationship to Owner:
Complete Legal Name:

Residential Address:*	City, State, Zip:
Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:
Telephone:	E-mail Address:

Gender:	❑ Male	Citizenship: ❑ U.S. Citizen ❑ Non-U.S.Citizen (Country of Citizenship: )
	❑ Female	Please Choose: ❑ Resident Alien ❑ Non-Resident Alien

(1)	The Trustee Certification Form is required if a Trust is named as Owner.
*	A Residential Address must be completed and cannot be a P.O. Box.

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4. ANNUITANT INFORMATION

Relationship to Owner:
Complete Legal Name:

Residential Address:*	City, State, Zip:
Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:
Telephone:	E-mail Address:

Gender:	❑Male	Citizenship: ❑ U.S. Citizen ❑ Non-U.S.Citizen (Country of Citizenship: )
	❑Female	Please Choose: ❑ Resident Alien ❑ Non-Resident Alien

*	A Residential Address must be completed and cannot be a P.O. Box.

5. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach an Additional Beneficiary Form.)

   Beneficiary designation(s) must total 100%.

❑ Primary	❑ Contingent

Allocation Percentage: % Gender: ❑ Male ❑ Female ❑ N/A - Entity or Trust (1)

Complete Legal Name:	❑ Spousal Beneficiary

Relationship to Annuitant:

Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑Yes(2) ❑ No

❑ Primary	❑ Contingent

Allocation Percentage: % Gender: ❑ Male ❑ Female ❑ N/A - Entity or Trust (1)

Complete Legal Name:	❑ Spousal Beneficiary

Relationship to Annuitant:

Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑Yes(2) ❑ No

❑ Primary	❑ Contingent

Allocation Percentage: % Gender: ❑ Male ❑ Female ❑ N/A - Entity or Trust (1)

Complete Legal Name:

Relationship to Annuitant:

Mailing Address:	City, State, Zip:
SSN/TIN:	Date of Birth:

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑Yes(2) ❑ No

(1)	Please submit the Trustee Certification Form if a Trust is named as Beneficiary.
(2)	The Beneficiary Designation with Restricted Payout Form is required.

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6. SOURCE OF FUNDS

Purchase Amount $

❑ Check/Wire Enclosed	❑ Carrier to request release of funds	❑ Agent/Client to request release of funds

  Complete only ONE section, 6A or 6B; whichever is applicable.

A.	NON-QUALIFIED

❑	New Money
❑	1035 Exchange - The IRC Section 1035 Exchange Form is required.
❑	CD/Mutual Fund Redemption - The Mutual Fund or CD Redemption Form is required.

B.	QUALIFIED

❑	New Contribution - Tax Year:
❑	Direct Transfer - The Qualified Funds Direct Rollover or Transfer Request Form is required.
❑	Rollover - The Qualified Funds Direct Rollover or Transfer Request Form is required.

From:	❑	401(k)	❑	Inherited IRA	❑	Traditional IRA
	❑	403(b)	❑	SEP IRA	❑	Roth IRA: Date first established
	❑	Custodial IRA	❑	Simple IRA	❑	Converted Roth: Date of conversion

❑	Other:

7. ELECTIONS

  Elections below may not be available in all states or with all products. Issue ages may differ between states and products.

  For the description and applicable fees for the rider(s) listed below, refer to the prospectus.

A.	GUARANTEED MINIMUM DEATH BENEFITS - Your selection cannot be changed after the policy has been issued. If no option is selected, the Return of Premium Death Benefit will apply. One, and only one, option must be selected.

❑	Return of Premium Death Benefit
❑	Annual Step-Up Death Benefit
❑	Double Enhance Death Benefit - If selected, the Living/Withdrawal Benefit Rider(s) in Section 7C are not available.

B.	ADDITIONAL DEATH BENEFIT RIDER(S) - Only one Additional Death Benefit can be selected.

❑	Additional Death Distribution +
❑	Additional Death Distribution

C.	LIVING/WITHDRAWAL BENEFIT RIDER(S) - If a rider is not selected, it will not apply. Only one Living/Withdrawal Benefit can be selected.

❑	Retirement Income Choice (RIC) Rider - Either the Single or the Joint option must be selected.

❑	Single
❑	Joint - Joint Owner in Section 3 or Sole Beneficiary in Section 5 must be a spouse or a domestic partner.

RIC Rider Options - More than one option may be selected.

❑	Income Enhancement
❑	Death Benefit

RIC Investment Strategy Options - One, and only one, option must be selected.

❑	Open Allocation - Choose from any of the Investment Options on Pages 4 and 5.
❑	Designated Allocation - Choose from only the Investment Options on Page 4.

❑	Guaranteed Principal Solution Rider (GPS)

D.	OTHER AVAILABLE RIDER(S) - If a rider is not selected, it will not apply.

❑	Liquidity Rider - Only available with Landmark

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8. INVESTMENT SELECTION

A.	DOLLAR COST AVERAGING (DCA) PROGRAM

  Transfer from:

❑  DCA Fixed Account  ❑  TA Money Market VP  ❑  TA U.S. Government Securities VP

  Frequency and Number of Transfers:

There is a minimum of $500 for each DCA Transfer.

Monthly:	❑	6	❑	8	❑	12	❑	24	❑ Other: (minimum 6 months/maximum 24 months)
Quarterly:	❑	4	❑	8

For Massachusetts applicants ONLY - The DCA frequency cannot exceed twelve (12) months or four (4) quarters.

For Washington applicants ONLY - If the TA Money Market VP or the TA U.S. Government Securities VP is selected, the DCA frequency cannot exceed twelve (12) months or four (4) quarters. If the DCA Fixed Account is selected, six (6) monthly transfers must be chosen. If the RIC Rider in Section 7C is selected, the DCA Fixed Account is not available.

B.	ASSET REBALANCING PROGRAM - Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one investment option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8C, please complete the Optional Services Form.

I elect Asset Rebalancing:  ❑  No  ❑  Yes

Rebalance the variable investment options according to my allocations in Section 8C using the frequency indicated below.

❑  Monthly  ❑  Quarterly  ❑  Semi-Annually  ❑  Annually

C.	PORTFOLIO FUND ALLOCATIONS

For all options listed in Section 8C, the Initial Allocation Percentage column and DCA Allocation Percentage column must each total 100%. All allocations must be entered in whole percentages.

Additional investment options are continued on the next page.

Investment Options:

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

.0%	N/A.0%	Initial Investment for DCA Program

.0%	N/A.0%	1 Year Fixed Guaranteed Period Option (1)(2)	.0%	.0%	TA BlackRock Tactical Allocation VP (2)(3)
.0%	N/A.0%	3 Year Fixed Guaranteed Period Option (1)(2)	.0%	.0%	TA BlackRock Global Allocation VP (2)(3)
.0%	N/A.0%	5 Year Fixed Guaranteed Period Option (1)(2)	.0%	.0%	TA Efficient Markets VP (2)
.0%	N/A.0%	7 Year Fixed Guaranteed Period Option (1)(2)	.0%	.0%	TA Index 50 VP (2)
.0%	.0%	AllianceBernstein Balanced Wealth Strategy Portfolio (2)	.0%	.0%	TA Index 75 VP (2)
.0%	.0%	Fidelity - VIP Balanced Portfolio (2)	.0%	.0%	TA International Moderate Growth VP (2)
.0%	.0%	Franklin Templeton VIP Founding Funds Allocation Fund (2)	.0%	.0%	TA Money Market VP (2)
.0%	.0%	TA Asset Allocation - Conservative VP (2)	.0%	.0%	TA PIMCO Total Return VP (2)
.0%	.0%	TA Asset Allocation - Moderate VP (2)	.0%	.0%	TA U.S. Government Securities VP (2)
.0%	.0%	TA Asset Allocation - Moderate Growth VP (2)	.0%	.0%	TA Value Balanced VP (2)
.0%	.0%	TA Balanced VP (2)

(1)	Guaranteed Period Options may not be available in all states or with all products.
(2)

If the Double Enhanced Death Benefit in Section 7A or the Designated Allocation Investment Strategy Option for the RIC Rider in Section 7C is selected, allocations are only allowed among these options.

(3)	Not available with the Double Enhanced Death Benefit.

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8. INVESTMENT SELECTION - PORTFOLIO FUND ALLOCATIONS (continued)

For all options listed in Section 8C, the Initial Allocation Percentage column and DCA Allocation Percentage column must each total 100%.

Investment Options:

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

.0%	.0%	AIM V.I. Basic Value Fund	.0%	.0%	TA Clarion Global Real Estate Securities VP
.0%	.0%	AIM V.I. Capital Appreciation Fund	.0%	.0%	TA Convertible Securities VP
.0%	.0%	AllianceBernstein Growth and Income Portfolio	.0%	.0%	TA Equity VP
.0%	.0%	AllianceBernstein Large Cap Growth Portfolio	.0%	.0%	TA Growth Opportunities VP
.0%	.0%	Fidelity - VIP Contrafund® Portfolio	.0%	.0%	TA JPMorgan Enhanced Index VP
.0%	.0%	Fidelity - VIP Equity-Income Portfolio	.0%	.0%	TA Jennison Growth VP
.0%	.0%	Fidelity - VIP Growth Portfolio	.0%	.0%	TA Legg Mason Partners All Cap VP
.0%	.0%	Fidelity - VIP Mid Cap Portfolio	.0%	.0%	TA MFS High Yield VP
.0%	.0%	Fidelity - VIP Value Strategies Portfolio	.0%	.0%	TA MFS International Equity VP
.0%	.0%	Franklin Income Securities Fund	.0%	.0%	TA Marsico Growth VP
.0%	.0%	Janus Aspen - Enterprise Portfolio	.0%	.0%	TA Science & Technology VP
.0%	.0%	Janus Aspen - Worldwide Portfolio	.0%	.0%	TA Small/Mid Cap Value VP
.0%	.0%	MFS® New Discovery Series	.0%	.0%	TA T. Rowe Price Equity Income VP
.0%	.0%	MFS® Total Return Series	.0%	.0%	TA T. Rowe Price Growth Stock VP
.0%	.0%	Mutual Shares Securities Fund	.0%	.0%	TA T. Rowe Price Small Cap VP
.0%	.0%	Templeton Foreign Securities Fund	.0%	.0%	TA Templeton Global VP
.0%	.0%	TA American Century Large Company Value VP	.0%	.0%	TA Van Kampen Active International Allocation VP
.0%	.0%	TA Asset Allocation - Growth VP	.0%	.0%	TA Van Kampen Large Cap Core VP
.0%	.0%	TA BlackRock Large Cap Value VP	.0%	.0%	TA Van Kampen Mid-Cap Growth VP
.0%	.0%	TA Capital Guardian Value VP	.0%	.0%	Other
			100%	100%

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9. OWNER ACKNOWLEDGEMENTS & SIGNATURES

A.	REPLACEMENT INFORMATION - All questions in this section must be answered.

❑	No	❑	Yes	Did the agent present and leave the applicant sales material?

❑	No	❑	Yes	Do you have any existing annuity policies/life insurance contracts?

❑	No	❑	Yes	Will this annuity replace or change any existing annuity or life insurance?

If yes - Company: Policy #:

B.	FRAUD STATEMENTS

For Applicants in AR, LA, ME, NM, OH, OK, TN, WV - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in CO - It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For Applicants in DC - WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Applicants in KY - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For Applicants in MD - Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in NJ - Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For Applicants in PA - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in VA - It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

For Applicants in WA - It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Under the Washington Uniform Transfers to Minors Act, extending custodianship to age twenty-five may cause you to lose your annual exclusion from Federal Gift Tax. We recommend you seek the advice of your tax counsel prior to making this election.

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9. OWNER ACKNOWLEDGEMENTS & SIGNATURES (continued)

C.	CALIFORNIA APPLICANTS ONLY

Under California law, there is a 30 Day Right to Review your contract. The amount that will be returned to you if you cancel your contract during this 30 day period will depend on the election below which designates where your payments will be allocated during the Right to Review period. Please check one of the following boxes. If you do not check one of these boxes, we will allocate your payment to the Money Market portfolio for a period of 35 calendar days.

❑	I/We wish to immediately invest in the variable investment options selected in Section 8. If my/our contract is canceled within 30 days, the contract value will be returned to me/us.

❑	I/We authorize the company to allocate the payment to the Money Market portfolio for a period of 35 calendar days. On the 35th day (or next business day) transfer the contract value to the investment options selected in Section 8. If I/we cancel the contract within 30 days, any payments will be returned.

D.	CONNECTICUT APPLICANTS ONLY

An illustration has been provided showing the minimum interest rate percentage applicable to the Fixed Account and I have reviewed it.

The fixed account of this policy guarantees a minimum interest percentage of 1.50. This rate may be lower than the required interest rate for calculating minimum surrender values. Read your contract carefully.

E.	NORTH CAROLINA APPLICANTS ONLY

❑ No ❑ Yes	Do you believe the selected policy will meet your retirement needs and financial objectives?

❑ No ❑ Yes	Are your other investments and savings adequate to meet planned expenses and possible financial emergencies without need to liquidate this product and possibly incur a penalty?

❑ No ❑ Yes	Do you believe that the selected policy is appropriate for your tax status and meets your tax objectives?

❑ No ❑ Yes	Do you understand that you bear the entire investment risk for all amounts you put in the separate account?

F.	DISCLOSURES

•

Unless I have notified the Company of a community or marital property interest in this contract, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	I am in receipt of a current prospectus for this variable annuity.

•	I am in receipt of the privacy notice.

•

This application is subject to acceptance by Transamerica Life Insurance Company. If this application is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

•	When funds are allocated to the Fixed Accounts in Section 8, policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

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9. OWNER ACKNOWLEDGEMENTS & SIGNATURES (continued)

G.	TELEPHONE/ELECTRONIC AUTHORIZATIONS

❑ Yes	TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION
As the owner, I will receive this privilege automatically. If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking, “Yes,” I am authorizing and directing Transamerica Life Insurance Company to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Transamerica Life Insurance Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Transamerica Life Insurance Company and its affiliates and their directors, trustees, officers, employees, representatives and/or agents will be held harmless for any claim, liability, loss or cost.

H.	CLIENT SIGNATURES

❑	Check here if you want to be sent a copy of “Statement of Additional Information.”

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

Account values when allocated to any of the options in Section 8 are not guaranteed as to fixed dollar amount.

Date:

F	Owner(s) Signature:	X

F	Joint Owner(s) Signature:	X

F	Annuitant Signature (if not Owner):	X

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10. REPRESENTATIVE/AGENT ACKNOWLEDGEMENTS & SIGNATURES

A.	REPLACEMENT INFORMATION - All questions in this section must be answered.

❑	No	❑	Yes	Did you present and leave the applicant insurer-approved sales material?
❑	No	❑	Yes	Does the applicant have any existing annuity policies or life insurance contracts?
❑	No	❑	Yes	Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

REMINDER - Submit the appropriate state replacement form(s) if the Applicant has existing annuity policies or life insurance contracts.

For Connecticut Representatives/Agents ONLY - I have provided an illustration showing the minimum interest rate percentage applicable to the Fixed Account and reviewed it with the Applicant.

B.	REPRESENTATIVE/AGENT SIGNATURES

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

REMINDER - Please verify a product has been selected in Section 1.

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

#1: Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

F	Signature:	X

Representative/Agent ID Number:

Email Address (Optional):

Phone Number:

Firm Name:

Firm Address:

#2: Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

F	Signature:	X

Representative/Agent ID Number:

Email Address (Optional):

Phone Number:

For Representative/Agent Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected and may not be available in all states.

❑ Option A

❑ Option B

❑ Option C

❑ Option D

❑ Option E

(Once selected, program cannot be changed)

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